Exhibit 10.3

EXECUTIVE FORM

OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of _________________ (the “Date of Grant”), is delivered by CarGurus, Inc. (the “Company”) to _______________ (the “Participant”).

RECITALS

The CarGurus, Inc.  Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units.  The Committee has decided to make this grant of restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders.  The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan, which is available by accessing the Company’s intranet at https://cargurus.atlassian.net/wiki/spaces/HR/overview.  Paper copies of the Plan and the official Plan prospectus are available by contacting the Senior Vice President, General Counsel of the Company at 617.315.4900 or legal@cargurus.com. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.Grant of Stock Units.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant _______ restricted stock units, subject to the restrictions set forth below and in the Plan (the “Stock Units”).  Each Stock Unit represents the right of the Participant to receive a share of Class A common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.

2.Stock Unit Account.  Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock.  The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant.  No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account.  The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.Vesting.

(a)The Stock Units shall become vested according to the following schedule (each, a “Vesting Date”), provided that the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date:

Vesting Date	Vested Stock Units
___________________	__________
___________________	__________
___________________	__________
___________________	__________

(b) The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units.  If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(c)Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before all of the Stock Units vest in accordance with Section 3(a) above, the provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions with respect to the vesting of the Stock Units as it deems appropriate pursuant to the Plan.

Notwithstanding the foregoing, if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) as a result of the Change of Control and the Stock Units are assumed by, or replaced with an award with comparable terms by, the surviving corporation (or parent or subsidiary of the surviving corporation) and the Participant’s employment is terminated by the Employer without Cause (as defined below) or by the Participant for Good Reason (as defined below) upon or within 12 months following a Change of Control and before the Stock Units are fully vested in accordance with the vesting schedule set forth in Section 3(a) above, 100% of any then-unvested Stock Units shall become vested upon such termination of employment.

(d)For purposes of this Agreement, the following terms have the following meanings:

(i)“Cause” shall have the meaning given to that term in any written employment agreement, offer letter or severance agreement between the Company and the Participant, or if no such agreement exists or if such term is not defined therein, Cause shall mean a finding by the Committee that the Participant has (I) materially breached his or her employment agreement or offer letter with Company, which breach has not been remedied by the Participant within 30 days after written notice has been provided to him or her of such breach, (II) engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (III) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (IV) breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Company or (V) engaged in such other behavior detrimental to the interests of the Company as the Committee reasonably determines.

(ii)“Good Reason” means the Participant has complied with the Good Reason Process (as defined below) following the occurrence of any of the following events, without the Participant’s consent:  (I) a material diminution in the Participant’s title, responsibilities, authority or duties; (II) a material diminution the Participant’s base salary or target bonus, except for across-the-board reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (III) a material change in the principal geographic location at which the Participant provides services to the Company (with the exception of travel related to the Participant’s duties to the Company); or (IV) the material breach by the Company of the Participant’s written employment agreement, offer letter or severance agreement between the Company and the Participant.

(iii)“Good Reason Process” means (I) the Participant reasonably determines in good faith that a “Good Reason” condition has occurred; (II) the Participant notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (III) the Participant cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (IV) notwithstanding such efforts, the Good Reason condition continues to exist; and (V) the Participant terminates his or her employment within 30 days after the end of the Cure Period.  If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

4.Termination of Stock Units.  If the Participant ceases to be employed by, or provide service to, the Employer for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service.  No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.

5.Payment of Stock Units.

(a)If and when the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations.  Payment shall be made within 30 days after the applicable Vesting Date.

(b)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value (measured as of the Vesting Date) equal to an amount of the federal (including FICA), state, local and other tax liabilities required by law to be withheld with respect to the payment of the Stock Units.  To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Stock Units.  Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

(c)The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares to Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

6.No Stockholder Rights; Dividend Equivalents.  Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units.  The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units.  Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to the Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in the form of shares Company Stock when the shares underlying the Stock Units vest and are issued in accordance with this Agreement.

7.Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.No Employment or Other Rights.  The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Units by notice to the Participant, and the Stock Units and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

10.Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

11.Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Senior Vice President, General Counsel, with copy to the Chief Financial Officer, at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing.  Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

12.Recoupment Policy.  The Participant agrees that, subject to the requirements of applicable law, if the Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within 12 months thereafter, the Stock Units shall terminate, and the Company may rescind delivery of shares upon payment of the Stock Units, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (a) the Participant shall return to the Company the shares received upon payment of the Stock Units or, (b) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of any restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Participant for the shares, if applicable.  The Participant agrees that payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee and the Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.  In addition, the Participant agrees that the Stock Units shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.Application of Section 409A of the Code.  This Agreement is intended to be exempt from section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

CARGURUS, INC.

Name:
Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement.  I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date	Participant

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